CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                             MEDIZONE CANADA LIMITED

         Pursuant  to  the   applicable   provisions  of  the  Nevada   Business
Corporations Act, Medizone Canada Limited (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:  The present name of the Corporation is Medizone Canada Limited.

         SECOND: The following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.

         (1) The Article entitled ARTICLE I - NAME, is amended to read as follows:
                                ARTICLE I - NAME

         The name of the corporation shall be: One World Oneline.com, Inc.

         (2) The Article entitled ARTICLE IV - STOCK, is amended to read as follows:

                               ARTICLE IV - STOCK

         Common. The aggregate number of common shares which this Corporation shall have authority to issue is 100,000,000 shares of Common Stock having a par value of $.001 per share. All common stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid common stock of this Corporation shall not be liable to any further call or assessment.

         Preferred. The Corporation shall be authorized to issue 1,000,000 shares of Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by the board of directors.

         (3) Article XII is hereby added and shall read as follows:

         ARTICLE XII - ELIMINATION OF LIABILITY OF OFFICERS AND DIRECTORS

         No officer or director of the Corporation shall have any liability to the Corporation or its shareholders for damages for breach of fiduciary duty as an officer of director except as an officer or director except as specifically provided for under NRS78.037(1), and as it may be amended from time to time.

         FOURTH: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 9,000,000.

         FIFTH: The number of shares voted for such amendments was _________ ( %) and no shares were voted against such amendment.

         DATED this 29 day of June, 1999.

                                            MEDIZONE CANADA LIMITED


                                            By:/s/ Brenda Hall
                                               -------------------------------
                                            Brenda Hall, President/Secretary



                                  VERIFICATION
                                  ------------

STATE OF UTAH                               )
                                      : ss.
COUNTY OF SALT LAKE                         )

         The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Medizone Canada Limited, that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and stockholders of the Corporation.

                                                       /s/ Brenda Hall
                                                       --------------------
                                                       Brenda Hall

STATE OF UTAH                       )
                                : ss.
COUNTY OF SALT LAKE                 )

         Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Medizone Canada Limited, a Nevada corporation, and signed the foregoing Articles of Amendment as her own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

         IN WITNESS WHEREOF, I have set my hand and seal this day of June, 1999.


                                                       -------------------
                                                       NOTARY PUBLIC

Notary Seal:

T86certamd.ow2